NONDISCLOSURE AGREEMENT

THIS NONDISCLOSURE AGREEMENT (this “NDA”) is made as of December 9th, 2014 (the “Effective Date”) by and between DigiPath, Inc., located at 6450 Cameron Street, Suite 113, Las Vegas, Nevada 89118 (“Discloser”), and W-Net, Inc. (“Recipient”).

1.	Scope of NDA. This NDA governs all disclosures of Confidential Information by Discloser in the course of exploring one or more strategic business transactions or relationships with Recipient (“Strategic Discussions”).

2.	Definitions. “Confidential Information” means any of Discloser’s (or its Affiliates’) information, including, without limitation, science, formulas, patterns, compilations, programs, software, devices, designs, drawings, methods, techniques and processes, financial information and data, business plans, business strategies, marketing plans, customer lists, price lists, cost information, information about employees, descriptions of inventions, process descriptions, descriptions of technical know-how, information and descriptions of new products and new product development, scientific and technical specifications and documentation, and pending or abandoned patent applications of a party, now known or in possession of, or hereafter learned or acquired, that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use. All Confidential Information disclosed in tangible form must be marked as “confidential” or “proprietary” or with words of similar import, and all Confidential Information disclosed orally must be identified as confidential at the time of disclosure and summarized in writing within thirty (30) days of disclosure. “Affiliate”, with respect to any Person, means any other Person that, directly or indirectly, is controlled by, controls or is under common control with that Person, including, without limitation, any officer, director, manager, general partner, controlling stockholder or managing member of any Person. “Control”, with respect to any Person, means the power, directly or indirectly, to direct the management and policies of that Person. “Person” shall be broadly interpreted to include, without limitation, any individual, corporation, company, association, partnership, joint venture, trust, estate, governmental agency or other entity of whatsoever kind or nature.

3.	Exceptions. Confidential Information does not include information which: (i) is in the possession of the Recipient at the time of disclosure as shown by the Recipient’s files and records immediately prior to the time of disclosure; (ii) prior or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any inaction or action of the Recipient; (iii) is lawfully obtained from a third party without any breach of a confidentiality obligation to the Discloser; (iv) is approved for release by the Discloser in writing; or (v) is shown by written record to be developed independently by the Recipient.

4.	Non-use and Nondisclosure. The Recipient agrees not to use the Confidential Information for any purpose except to conduct the Strategic Discussions. Recipient will not disclose any Confidential Information to any third parties except those directors, officers, employees, consultants and agents who have a need to know the Confidential Information in order to carry out the Strategic Discussions. Recipient shall ensure that all such persons are bound by non-disclosure terms in content substantially similar to this NDA. Recipient will be responsible for breaches of this NDA by any such person. Recipient agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information, which measures shall include the highest degree of care the Recipient utilizes to protect its own Confidential Information of a similar nature, but in no event less than a reasonable degree of care. Recipient agrees to notify Discloser in writing of any misuse or misappropriation of such Confidential Information which may come to its attention.

5.	Mandatory Disclosure. In the event that Recipient or its respective directors, officers, employees, consultants or agents are requested or required by legal process to disclose any of Discloser’s Confidential Information, Recipient shall give prompt written notice (to the extent legally permissible) so that Discloser may seek a protective order or other appropriate relief. In the event that such protective order is not obtained, Recipient shall disclose only that portion of the Confidential Information that its counsel advises that it is legally required to disclose.

6.	Return of Materials. Any materials or documents embodying Confidential Information which have been furnished to the Recipient will be promptly returned, accompanied by all copies of such documentation upon the earlier of the written request thereof by Discloser or the termination or expiration of this NDA. Notwithstanding the return of Confidential Information, Recipient will continue to be bound by the obligations of confidentiality hereunder.

7.	No License Granted. Nothing in this NDA is intended to grant Recipient any rights under any patent, copyright, trade secret or other intellectual property right, nor shall this NDA grant Recipient any rights in or to Discloser’s Confidential Information except the limited right to review such Confidential Information solely for the purposes set forth in Section 1. All such rights shall remain exclusively owned by Discloser. Recipient shall not derive or attempt to derive source code, reverse engineer, disassemble or decompile any products, models, prototypes, software or other objects that embody the Confidential Information of the Discloser.

8.	No Representations. Recipient hereby acknowledges that the Discloser makes no representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information or any component thereof, and that any information being provided by the Discloser pursuant to this NDA is being provided “as is”. The parties agree that any Strategic Discussions contemplated by this NDA may or may not lead to business or other relationships between them and no party has any obligation to disclose any Confidential Information or conclude any such relationships or enter into any further agreements.

9.	Term. This NDA shall continue in effect until the first anniversary of the Effective Date.

10.	Publicity. Recipient agrees that neither Recipient nor its Affiliates or representatives shall disclose to any Person who is not authorized to receive the Confidential Information either the fact that this NDA exists, that discussions or negotiations are taking place concerning Strategic Discussions or any of the terms, conditions or other facts with respect to any aspect of the Strategic Discussions, including the status thereof or the Persons involved, except as required as a result of any legal process after compliance by Recipient with the provisions of Section 5.

NONDISCLOSURE AGREEMENT

11.	Miscellaneous.

a.	This NDA shall be binding upon and for the benefit of the undersigned parties, their successors and assigns, provided that this NDA or the Confidential Information of the Discloser may not be assigned by Recipient without the prior written consent of the Discloser. Failure to enforce any provision of this NDA shall not constitute a waiver of any term hereof. A waiver given on any one occasion is effective only in that instance and will not be construed as a waiver of any right on any other occasion.

b.	If any provision of this NDA shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

c.	This NDA sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, proposals, understandings and representations, written or oral, between the parties with respect to the subject matter hereof. All modifications of, waivers of and amendments to this NDA or any part hereof, must be in writing and signed on behalf of each party. This NDA may be executed in counterparts, including facsimile, PDF or other electronic copies thereof, and each such counterpart shall be an original and altogether shall constitute but one and the same document.

12.	Governing Law and Jurisdiction. This NDA shall be governed by and construed and enforced in accordance with the internal law of the State of California, without regard to any choice-of-law provisions, and shall be binding upon the parties hereto in the United States and worldwide. The federal and state courts located in the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this NDA.

13.	Injunctive Relief. Recipient agrees and acknowledges that any violation or threatened violation of this NDA will cause irreparable injury to Discloser and that, in addition to any other remedies that may be available, in law, in equity or otherwise, Discloser shall be entitled to obtain injunctive relief against the threatened breach of this NDA or the continuation of any such breach, in any court of competent jurisdiction (notwithstanding the provisions of Section 12), without the necessity of proving actual damages or posting a bond.

ACCEPTED AND AGREED:

W-NET, INC.		DIGIPATH, INC.

By:	/s/ David Weiner	By:	/s/ Todd Denkin
	(Signature)		(Signature)
Name:	David Weiner	Name:	Todd Denkin
Title:	President	Title:	CEO